EXHIBIT 10.4

LOCK-UP AGREEMENT

______________, 2007

Ladies and Gentlemen:

The undersigned is a director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Trans-Pharma Corporation, a Nevada corporation (the “Company”). The undersigned understands that the Company will merge with a wholly-owned subsidiary of Transdel Pharmaceuticals, Inc., a publicly traded Delaware company (“Parent”), concurrently with a private placement by Parent of up to $5,000,000 of units (the “Units”) of the Parent, with each Unit consisting of 50,000 shares of common stock of Parent and a detachable transferable warrant to purchase 12,500 shares of common stock of Parent at a cash exercise price of $4.00 per share and cashless exercise price of $5.00 per share (the “Funding Transaction”). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1. In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the closing of the Funding Transaction (the “Closing Date”) and ending eighteen (18) months after such date (the “Lockup Period”), the undersigned will not, without the prior written consent of persons holding a majority of the Units at such time (the “Majority Investors”), directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Parent into or for which a Company Security may be converted, exercised or exchanged, whether by operation of law, merger or otherwise (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”).

2. Notwithstanding the foregoing, the undersigned shall be permitted from time to time during the Lockup Period, without the prior written consent of any investor in the Funding Transaction, (i) to engage in transactions in connection with the undersigned’s participation in Parent’s stock option plans, (ii) to transfer all or any part of any Parent Security to any family member, for estate planning purposes, or to an affiliate thereof (as such term is defined in Rule 405 under the Securities Exchange Act of 1934, as amended), provided that such transferee agrees in writing with Parent to be bound hereby or (iii) to participate in any transaction in which holders of the common stock of Parent participate or have the opportunity to participate pro rata, including, without limitation, an underwritten offering of common stock, a merger, consolidation or binding share exchange involving Parent, a disposition of Parent’s common stock in connection with the exercise of any rights, warrants or other securities distributed to Parent’s stockholders, or a tender or exchange offer for the common stock, and no transaction contemplated by the foregoing clauses (i), (ii) or (iii) shall be deemed a Prohibited Sale for purposes of this Letter Agreement.

3. This Letter Agreement shall be governed by and construed in accordance with the laws of the Delaware.

4. This Letter Agreement will become a binding agreement among the undersigned as of the Closing Date. In the event that no closing of the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent, the Majority Investors, and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours,

Print Name:

Address: ______________________________________
Number of shares of Common Stock owned: ____________
Certificate Numbers: ______________________________

Accepted and Agreed to:

TRANSDEL PHARMACEUTICALS, INC.

By:
Name:
Title: